EXHIBIT 5

Securities and Exchange Commission
Judiciary Plaza
450 5th Street NW
Washington, DC 20549

                                                          September 26, 2003

                 RE: OPINION REGARDING LEGALITY AS EXHIBIT 5 TO
           REGISTRATION STATEMENT ON FORM S-8 FOR DMI FURNITURE, INC.
               1993 LONG TERM INCENTIVE STOCK PLAN FOR EMPLOYEES
         DMI FURNITURE, INC. 1998 STOCK PLAN FOR INDEPENDENT DIRECTORS
                   DMI FURNITURE, INC. NONEMPLOYEE DIRECTORS
                              STOCK OPTION PROGRAM
                    AS ASSUMED BY FLEXSTEEL INDUSTRIES, INC.
                           (COLLECTIVELY THE "PLANS")

Ladies and Gentlemen:

I have acted as counsel for Flexsteel Industries, Inc., a Minnesota corporation, (the "Registrant") for the limited purpose of rendering this opinion in connection with the issuance by the Registrant, of shares of Common Stock (the "Common Stock"), par value $1.00 per share, of the Registrant pursuant to the above named Plans.

I have reviewed the Registrant's Restated Articles of Incorporation, and By-Laws and such other documents, records and matters of law I have deemed necessary as a basis for the opinion hereinafter expressed. This opinion is also based upon and conditioned upon the successful completion of the merger of Churchill Acquisition Corp. (a wholly owned subsidiary of Flexsteel Industries, Inc.) with DMI Furniture, Inc. pursuant to the Agreement and Plan of Merger dated as of August 12, 2003 ("Merger Agreement") and the completed assumption by the Registrant of the Plans.

Based on the foregoing and having regard for such legal considerations as I deem relevant, I am of the opinion that shares of Common Stock, when issued and delivered in accordance with the terms of the Plans and authorized forms of agreement thereunder ("Agreements") will when sold, be legally issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion as an Exhibit to such Registration Statement.

                                                     Very truly yours,

                                                     /s/ IRVING C. MACDONALD
                                                     Irving C. MacDonald
                                                     Attorney